UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

650 Albany Street
Boston, MA 02118
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 425-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 22, 2006, CombinatoRx, Incorporated ( “CombinatoRx”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional and other accredited investors (the “Purchasers”) to sell an aggregate of 4,682,942 shares (the “Shares”) of CombinatoRx’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $10.25 per share (the “Private Placement”).  CombinatoRx and the Purchasers have agreed that the Private Placement will close as soon as practicable, but in no event later than March 24, 2006, or on such later date as CombinatoRx and the Purchasers may agree, subject to customary closing conditions.

Pursuant to the Purchase Agreement, CombinatoRx agreed to file a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) within 30 days after the closing of the Private Placement to register the resale of the Shares.  CombinatoRx also agreed to use its commercially reasonable efforts to have the Registration Statement declared effective within 90 days after the closing of the Private Placement if the Registration Statement receives no Commission review or 150 days after the closing of the Private Placement if the Registration Statement receives Commission review.  If the Registration Statement is not filed with the Commission or is not declared effective by the applicable required date, then CombinatoRx has agreed to pay each Purchaser as liquidated damages an amount equal to 1.0% of the purchase price paid by each such Purchaser in the Private Placement upon such event and on each monthly anniversary thereof until the Registration Statement is either filed with the Commission or declared effective, as the case may be, subject to the aggregate limit on liquidated damages described below.  In addition, CombinatoRx agreed to use its commercially reasonable efforts to keep the Registration Statement effective until the earlier of two years after the effective date of the Registration Statement, the date on which the Shares may be resold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).  If, after the Registration Statement is declared effective, CombinatoRx suspends the use of the Registration Statement by the Purchasers for the resale of the Shares, CombinatoRx has agreed to pay each Purchaser as liquidated damages an amount equal to 1.0% of the purchase price paid by each such purchaser in the Private Placement for each month that the use of the Registration Statement is suspended in excess of 30 consecutive days or more than 60 days in any 12-month period, subject to the aggregate limit on liquidated damages described below. Under the Purchase Agreement, the maximum aggregate amount of liquidated damages payable to each Purchaser is limited to 10% of the purchase price paid by each such Purchaser in the Private Placement.

The foregoing summary of the terms of the Purchase Agreement is subject to, and qualified in its entirety by, the form of Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

CombinatoRx expects the Private Placement of the Shares to result in gross proceeds to CombinatoRx of approximately $48 million before deducting fees payable to placement agents and financial advisors and other transaction expenses payable by CombinatoRx.

CombinatoRx agreed to pay aggregate placement agent and financial advisor fees of approximately $2.52 million to the placement agent and financial advisors for the Private Placement.  In addition, CombinatoRx agreed to reimburse Cowen & Co., LLC for their reasonable out of pocket expenses incurred in connection with the Private Placement.

The Shares were offered and are to be sold in the Private Placement to certain institutional and other accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the Shares and the Private Placement is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.              Other Events.

On March 23, 2006, CombinatoRx issued a press release announcing it had entered into the Purchase Agreement in connection with the Private Placement.   The full text of the CombinatoRx’s press release regarding the announcement is filed as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.  On March 24, 2006, CombinatoRx issued a press release announcing it had closed the Private Placement.   The full text of the CombinatoRx’s press release regarding the announcement of the closing of the Private Placement is filed as Exhibit 99.3 to this Current Report on Form 8-K, and is incorporated herein by reference

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
99.1	Form of Securities Purchase Agreement between CombinatoRx, Incorporated and each Purchaser, dated March 22, 2006
99.2	Press release of CombinatoRx, Incorporated dated March 23, 2006.
99.3	Press release of CombinatoRx, Incorporated dated March 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Chief Financial Officer and Treasurer

Dated:  March 24, 2006

Index to Exhibits

Exhibit No.	Description
99.1	Form of Securities Purchase Agreement between CombinatoRx, Incorporated and each Purchaser, dated March 22, 2006
99.2	Press release of CombinatoRx, Incorporated dated March 23, 2006.
99.3	Press release of CombinatoRx, Incorporated dated March 24, 2006.